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Exhibit 4.3

Form of Note

    THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NIKE, INC.
5.5% Notes Due August 15, 2006

No.	$250,000,000
CUSIP No. 654106 AB 9

    NIKE, Inc., a corporation duly organized and existing under the laws of Oregon (herein called the "Company", which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to            , or registered assigns, the principal sum of Two Hundred Fifty Million Dollars ($250,000,000) on August 15, 2006, and to pay interest thereon from August 17, 2001 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 2002 at the rate of 5.500% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest is permitted by law) at the rate of 5.500% per annum on any overdue principal and on any overdue installment of interest until paid. The interest so payable, and punctually paid or duly provided for, on any interest payment date will be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Trustee and the Holders of Securities not less than 30 days prior to such special record date, or be paid at any time in any other lawful manner. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

    Payment of the principal of and interest on this Security will be made (i) if this Security is a Global Security registered in the name of the Depository or its nominee, to such Depository or such nominee, by wire transfer of immediately available funds on each of the applicable interest payment dates and (ii) if this Security is in definitive registered form, at the offices or agencies of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, and in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that except with respect to a Global Security, at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register with respect to the Securities.

    Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    In WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NIKE, INC.		NIKE, INC.

By:	Donald W. Blair Chief Financial Officer	By:	Marcia A. Stilwell Treasurer

Certificate of Authentication

    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, As Trustee

Dated: August 17, 2001	By:	Authorized Signatory

Reverse of Security

    This Security is one of a duly authorized series of securities of the Company (herein called the "Securities") issued and to be issued under an Indenture, dated as of December 13, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, originally issued in $250,000,000 aggregate principal amount, subject to the right of the Company, without the consent of the Holders of the Securities, to reopen such series and issue additional Securities of such series on the terms and in accordance with the Indenture.

    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    The Securities are subject to redemption, in whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed; or (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, plus accrued and unpaid interest thereon to the date of redemption.

    "Adjusted Treasury Rate" means, with respect to any redemption date for the Securities: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life of the securities of such series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date. As used in the immediately preceding sentence and in the definition of "Reference Treasury Dealer Quotation" below, the term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

    "Comparable Treasury Issue" means, with respect to any redemption date for the Securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities to be redeemed ("Remaining Life").

    "Comparable Treasury Price" means, with respect to any redemption date for the Securities, (i) the average of four Reference Treasury Dealer Quotations for the applicable redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent

Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

    "Independent Investment Banker" means, with respect to any redemption date for the Securities, Salomon Smith Barney Inc. and its successors or Banc of America Securities LLC and its successors, whichever shall be selected by the Trustee after consultation with the Company, or, if both such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

    "Reference Treasury Dealer" means, with respect to any redemption date for the Securities, Salomon Smith Barney Inc. and Banc of America Securities LLC and their respective successors (provided however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Trustee, after consultation with the Company, shall substitute therefor another Primary Treasury Dealer), and two other Primary Treasury Dealers selected by the Trustee after consultation with the Company.

    "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date for the Securities, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed.

    Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption. In the event of redemption of this Security in part only, upon surrender of such Security, a new Security of the same maturity equal in principal amount to the unredeemed portion of the Security surrendered will be issued in the name of the Holder hereof.

    The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

    If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

    Subject to certain limitations described in the Indenture, the Indenture permits the Company and the Trustee to enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders. Except with respect to a Default in the payment of the principal of or interest on any Security, the Holders of at least a majority in principal amount of the outstanding Securities by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities) may waive compliance by the Company with any provision of the Indenture or the Securities. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee, such Holder or Holders have offered the Trustee reasonable indemnity, the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the principal hereof or any interest hereon on or after the respective due dates expressed herein.

    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, the transfer or the exchange for an equal principal amount of the Securities is registrable with the Registrar, upon surrender of the Securities at the office or agency of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer or exchange in form satisfactory to the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon the Trustee shall, at the Registrar's request, authenticate one or more new Securities and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued for exchange or to the designated transferee or transferees.

    The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

    Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

    The Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York.

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Certificate of Authentication
Reverse of Security